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                                                                     EXHIBIT 5.2

    [McDONALD CARANO WILSON McCUNE BERGIN FRANKOVICH & HICKS LLP LETTERHEAD]


                                                                  REPLY TO: RENO



                                 June 16, 1999

Coast Hotels and Casinos, Inc.
Coast Resorts, Inc.
4500 West Tropicana Avenue
Las Vegas, Nevada 89103

         RE:  EXCHANGE OF 9 1/2% SENIOR SUBORDINATED NOTES DUE 2009

Ladies and Gentlemen:

         We have acted as special Nevada counsel for Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), and Coast Resorts, Inc., a Nevada corporation ("Coast Resorts") (together with the Company, the "Registrants"), in connection with the Company's proposed offer to exchange (the "Exchange Offer") up to $175,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2009 registered under the Securities Act of 1933, as amended, (the "Exchange Notes"), of the Company for a like amount of 9 1/2% Senior Subordinated Notes due 2009 issued March 23, 1999 (the "Outstanding Notes"). The Exchange Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis (the "Note Guarantee") by Coast Resorts (the "Guarantor"). The Exchange Notes will be issued under the Indenture dated as of March 23, 1999 (the "Indenture"), by and among the Company, the Guarantor, and Firstar Bank of Minnesota, N.A., as trustee (in such capacity, the "Trustee"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

         At your request and in order to express the opinions contained herein, we have examined (i) the Registration Statement on Form S-4 (File No. 333-79657) filed by the Registrants with the Securities and Exchange Commission ("Commission") to register under the Securities Act of 1933, as amended, the issuance of the Exchange Notes and the Note Guarantee; (ii) the Indenture; (iii) the form of the Exchange Notes to be issued in the Exchange Offer; and (iv) the form of the Note Guarantee. The Indenture, the Exchange Notes, and the Note Guarantee are sometimes referred to herein collectively as the "Documents." We have also made such other inquiries and examined, among other things,
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[McDONALD CARANO WILSON McCUNE
BERGIN FRANKOVICH & HICKS LLP
       ATTORNEYS AT LAW]



June 16, 1999
Page 2


originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments, and other documents as we have considered necessary or appropriate for the purposes of this opinion.

         We have assumed the genuineness of all signatures, the authenticity of all Documents submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Each of the Company and Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, with full power and authority to execute and deliver the Documents to which it is a party, and to perform its respective obligations thereunder;

         2. The execution and delivery by the Company of the Exchange Notes and the performance of its obligations thereunder have been duly authorized by all necessary action by the Company;

         3. The execution and delivery of the Note Guarantee to be endorsed on the Exchange Notes by the Guarantor and the performance of its obligations thereunder have been duly authorized by all necessary action by the Guarantor; and

         4. The Indenture has been duly authorized, executed and delivered by the Company.

         We note that the parties have chosen the laws of the State of New York to be the governing laws of the Exchange Notes. We are licensed to practice law only in the State of Nevada, and our opinions are therefore limited only to matters of Nevada law and should not be considered as expressions of opinions as to the laws of any other jurisdiction.

         This opinion is rendered solely for your benefit and the benefit of those persons participating in the Exchange Offer. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.
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[McDONALD CARANO WILSON McCUNE
BERGIN FRANKOVICH & HICKS LLP
       ATTORNEYS AT LAW]



June 16, 1999
Page 3


Except as stated above, without our prior written consent, this may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.


                                    Sincerely,

                                    McDONALD CARANO WILSON McCUNE
                                    BERGIN FRANKOVICH & HICKS LLP



                                    By /s/ JOHN FRANKOVICH
                                      -----------------------------
                                      John Frankovich
                                      A Partner


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